CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Vanguard Chester Funds of our reports dated November 17, 2022, relating to the financial statements and financial highlights, which appear in Vanguard Target Retirement Income Fund, Vanguard Target Retirement 2020 Fund, Vanguard Target Retirement 2025 Fund, Vanguard Target Retirement 2030 Fund, Vanguard Target Retirement 2035 Fund, Vanguard Target Retirement 2040 Fund, Vanguard Target Retirement 2045 Fund, Vanguard Target Retirement 2050 Fund, Vanguard Target Retirement 2055 Fund, Vanguard Target Retirement 2060 Fund, Vanguard Target Retirement 2065 Fund, and Vanguard Target Retirement 2070 Fund’s Annual Reports on Form N-CSR for the year ended September 30, 2022 and our report dated November 18, 2022, relating to the financial statements and financial highlights, which appears in Vanguard PRIMECAP Fund’s Annual Report on Form N-CSR for the year ended September 30, 2022. We also consent to the references to us under the headings “Financial Statements”, “Service Providers – Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 26, 2023